UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On May 25, 2010, VeriSign, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing that the Company had entered into an acquisition agreement to sell its Authentication Services business to Symantec Corporation, a Delaware corporation (the “Purchaser”). The Original 8-K disclosed the Company’s plan (the “Plan”) to eliminate certain employee positions that will not move to the Purchaser and that will not be required for the Company’s future operations. The Plan is contingent upon the closing of the sale of the Authentication Services business. At the time of filing the Original 8-K, the Company was not able, in good faith, to make a determination of the estimated amount or the range of amounts to be incurred for each major type of cost or for the Plan in the aggregate, nor the charges and future cash expenditures associated therewith.

On July 14, 2010, the Company filed Form 8-K/A to amend the Original 8-K to update the disclosures made therein under Item 2.05. The Company is filing this Form 8-K/A to further amend the Original 8-K and Form 8-K/A filed on July 14, 2010, to update the disclosures made therein under Item 2.05.

On July 27, 2010, the Company’s Board of Directors authorized a change of the Company’s principal place of business from 487 East Middlefield Road, Mountain View, California 94043, to 21355 Ridgetop Circle, Dulles, Virginia 20166, effective upon the sale of the Authentication Services business. As a result, the Company expanded the Plan to include migration of all its corporate functions from its Mountain View facility to its facility in Dulles, Virginia, including workforce reductions, abandonment of excess facilities and other exit costs.

Under the expanded Plan, the Company currently expects to incur total costs for all categories of expenses, other than stock-based compensation, between $34.8 million and $37.5 million, all of which will result in future cash expenditures. The Company will incur total estimated pre-tax cash charges of $20.6 million in severance costs and other related employee termination costs, of which $11.6 million were recognized during the second quarter of 2010. The Company expects to recognize excess facility exit costs in the range of $14.2 million to $16.9 million. The Company also expects to recognize significant non-cash charges related to additional stock-based compensation expense upon the acceleration of stock-based awards for terminated employees. However, at this time, the Company is not able, in good faith, to make a determination of the estimated amount or range of amounts thereon. The Company expects to recognize all remaining cash and non-cash restructuring charges over the next several quarters through the end of fiscal 2011.

The Company will file additional amendments to the Original 8-K, as necessary, upon the determination of any further material cash and/or non-cash charges, individually or in the aggregate, to be incurred pursuant to the Plan initiatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: August 2, 2010	By:	/S/ LUCI ALTMAN
	Name:	Luci Altman
	Title:	Vice President and Associate General Counsel

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